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                                                                  Exhibit 10.21


                    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THIS COMPANY THAT REGISTRATION IS NOT REQUIRED."


                              ROCKFORD CORPORATION

             8.5% CONVERTIBLE SUBORDINATED DEBENTURE DUE MAY 1, 2002

$1,760.00                                                            May 1, 1995

1 PAYMENT OF PRINCIPAL AND INTEREST. Rockford Corporation, an Arizona corporation (the "Company"), for value received, promises to pay to Mark Albers or transferee, (the "Holder") the principal amount of $1,760.00 on May 1, 2002 and to pay interest thereon at the rate of eight and one-half percent (8.5%) per annum. Interest will accrue from the date hereof and will be paid quarterly, on each January 15th, April 15th, July 15th, and October 15th hereafter (commencing on July 15, 1995) until the principal is fully paid. Interest will be paid on the basis of a 360-day year of twelve 30-day months.

2 REDEMPTION PRIOR TO MATURITY. Subject to the following conditions, the Company may, at its option, redeem all or part of this Debenture prior to maturity at a redemption price of par (plus any interest accrued but unpaid to the date fixed for redemption).

      2.1 Conditions. The Company may redeem this Debenture only after (a) the Company's Common Stock becomes publicly traded and trades at a bid or closing price at least equal to one hundred fifty percent (150%) of the then applicable Conversion Price of this Debenture for a period of 30 consecutive trading days or (b) the sale of all or substantially all of the Company's business and assets to, or the merger or consolidation of the Company with or into, any company whose stock is publicly traded and whose stock trades at a bid or closing price at least equal to one hundred fifty percent (150%) of the then applicable Conversion Price of this Debenture for a period of 30 consecutive trading days.

      2.2 Notice of Redemption. The Company must give notice of a redemption not less than thirty (30) days, but not more than ninety (90) days, before the date fixed for redemption. By the date fixed for redemption, the Holder must surrender this Debenture to the Company at its principal executive offices in exchange for payment therefor. Upon due tender of the redemption price by the Company, this Debenture will not be deemed to be outstanding for any purpose subsequent to the close of business on the date fixed for redemption.
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3     SUBORDINATION AND PRIORITY. The indebtedness evidenced by this Debenture, including the principal and accrued interest, is expressly subordinate and subject in right of payment and upon liquidation to the prior payment in full of all "Senior Debt," whether now outstanding or hereafter created, incurred, assumed, or guaranteed.

      3.1 Definition of "Senior Debt". The term "Senior Debt" means the principal, premium (if any), and interest on (a) indebtedness (other than this Debenture or any previously subordinated debenture) of the Company evidenced by notes or similar obligations for money borrowed from or guaranteed to persons, firms, or corporations which engage in lending money, including, but without limitation, individuals, banks, trust companies, insurance companies and other financing institutions, and charitable trusts, pension trusts, and other investing entities or organizations, (b) indebtedness of the Company evidenced by notes or debentures issued under the provisions of an indenture or similar instrument between the Company and a bank or trust company, (c) the indebtedness of the Company evidenced by the Company's Senior Notes in an aggregate principal amount of $2,000,000 (due January 12, 1998) and $1,680,000 (due February 3,
            1999), and (d) indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it of any property or asset unless, in each case, by the terms of the instrument creating or evidencing the indebtedness it is expressly provided that such indebtedness is not superior in right of payment to this Debenture.

      3.2 Exclusions from Senior Debt. Senior Debt excludes, and the indebtedness evidenced by this Debenture is expressly senior and entitled to priority in payment and upon liquidation with respect to, all capital stock of the Company. Senior Debt excludes, and the indebtedness evidenced by this Debenture is expressly of equal priority in payment and upon liquidation with respect to, (a) indebtedness outstanding on the original issue date of this Debenture and convertible into shares of the Company's Common Stock and (b) any indebtedness issued after the date of this Debenture and convertible into shares of the Company's Common Stock.

4 EVENTS OF DEFAULT. An Event of Default will be deemed to occur upon the occurrence of any of the following events:

      4.1 Default in the payment of interest on this Debenture when it becomes due and payable, and continuance of such default for a period of ten
            (10) days after notice;

      4.2 Default in the payment of the principal of this Debenture when it becomes due and payable;

      4.3 Default by the Company under an acceleration prior to maturity of, or the failure to pay at maturity, any third party indebtedness of the Company aggregating $250,000 or more for a period of thirty (30) days after the same may become payable;


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      4.4   The failure of the Company to comply, for a period of 30 days after notice of default, with any affirmative or negative covenant contained in the Purchase Agreement of even date herewith between the Company and the original Holder hereof;

      4.5 The failure of the Company to pay final judgments (not covered by insurance or then subject to any appeal) aggregating $500,000 or more for 30 days;

      4.6 The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

      4.7 The institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

5 RIGHTS UPON DEFAULT; ACCELERATION OF INDEBTEDNESS. Upon the occurrence of an Event of Default:

      5.1 The entire outstanding balance of the Debenture, including the entire balance of principal and all accrued interest, will accelerate and become immediately due and payable upon written notice to the Company by the Holder; and

      5.2 The Company may not pay dividends or make distributions to holders of any class of its stock, or redeem or repurchase all or any part of any class of its stock.

6 CONVERSION OF DEBENTURE. This Debenture is convertible, at the option of the Holder, into shares of the Company's Common Stock on the following basis:

      6.1 Conversion Price. A conversion may be made, at any time before the close of business on the business day before the maturity or redemption date, at the rate of $10.50 per share, subject to adjustment as provided in this Debenture (the "Conversion Price"). The Company is not required to issue fractional shares of Common Stock or other capital stock upon conversion of this Debenture and, in lieu thereof, will pay a cash adjustment based upon the then current fair market


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            value of the Common Stock as determined by the Board of Directors on the last business day before the date of conversion.

      6.2 Adjustment Based Upon Stock Dividends Combination of Shares or Recapitalization. The Conversion Price and the number of Shares will be adjusted if the Company, at any time after the original issuance of this Debenture,

            (a)   pays a stock dividend on its Common Stock,

            (b) subdivides its outstanding shares of Common Stock into a greater number of shares,

            (c) combines its outstanding shares of Common Stock into a smaller number of shares,

            (d) issues by reclassification of its shares of Common Stock any other special capital stock of the Company, or

            (e) distributes to all holders of its Common Stock evidences of indebtedness or assets (excluding cash dividends) or rights or warrants to subscribe for Common Stock (other than those mentioned above).

            On or after the occurrence of an event or events requiring adjustment of the Conversion Price, the Holder upon surrender of this Debenture for conversion will be entitled to receive the number of shares of Common Stock or other securities of the Company which the Holder would have owned or been entitled to receive had this Debenture been converted immediately before the happening of the event requiring adjustment of the Conversion Price.

      6.3 Adjustment Based Upon Stock Issuances. The Conversion Price will be adjusted if, at any time after the original issuance of this Debenture, the Company issues Common Stock, issues rights or warrants to subscribe for or purchase Common Stock, or issues securities convertible into or exchangeable for Common Stock at less than the Conversion Price. Upon the occurrence of an event or events requiring adjustment of the Conversion Price under this section the Conversion Price will be adjusted to be equal to the price of the new issue. An adjustment under this section will not increase the number of shares of Common Stock, or other securities, which the Holder will be entitled to receive upon surrender of this Debenture for conversion, but will only reduce the Conversion Price which the Holder must pay to acquire such Common Stock or other securities. Any amount of this Debenture not required to be used in a conversion, because of an adjustment of the Conversion Price under this section, must be paid by the Company to the Holder upon any redemption or upon maturity of this Debenture.

      6.4 Adjustment Based Upon Merger or Consolidation. In case of any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving entity and which does not result in any reclassification


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            of or change in the outstanding Common Stock of the Company) or in case of any sale or conveyance to another person, firm, or corporation of the property of the Company as an entirety or substantially as an entirety, the Holder will have the continuing right to convert this Debenture into the kind and amount of securities and property (including cash) receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before the consolidation, merger, sale, or conveyance.

      6.5 No Adjustment for Outstanding Conversion and Option Rights and Certain Other Securities. Notwithstanding any other section of this Agreement, no adjustment of the Conversion Price will be made upon the issuance by the Company of

            (a) Common Stock upon conversion or exchange of securities convertible or exchangeable into Common Stock and outstanding on or before the date of this Debenture,

            (b) Common Stock upon exercise of any employee's stock option outstanding on or before the date of this Debenture, or

            (c) Common Stock or securities convertible into Common Stock, not amounting to more than 10% of the Company's issued and outstanding Common Stock, issued after the date of this Debenture pursuant to an employee benefit plan of the Company.

      6.6 Exercise of Conversion Privilege. The Conversion Privilege is exercisable by the Holder upon written notice to the Company (or its successor) and the surrender of this Debenture in exchange for the number of shares of Common Stock (or other securities and property, including cash, in the event of an adjustment of the Conversion Price) into which this Debenture is convertible based upon the Conversion Price. Conversion rights will expire at the close of business on the business day before the maturity or redemption date.

7 CORPORATE STATUS OF SHARES TO BE ISSUED. All shares of the Company's Common Stock (or other securities in the event of an adjustment of the Conversion Price) issued upon the conversion of this Debenture will, upon issuance, be fully paid and nonassessable.

8 ISSUANCE OF STOCK CERTIFICATE. Upon conversion of this Debenture, the Company will forthwith issue to the Holder a certificate or certificates representing the number of shares of its Common Stock (or other securities in the event of an adjustment of the Conversion Price) to which the conversion relates.

9 STATUS OF HOLDER OF DEBENTURE. This Debenture does not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No dividends are payable or accrue in respect of this Debenture, or the securities issuable upon conversion, unless and until this Debenture is converted. Upon the conversion of this Debenture, the Holder will (to the extent permitted by law) be deemed to be the holder of record of the shares of


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      Common Stock issuable upon conversion, notwithstanding that the stock transfer books of the Company are then closed or that the certificates representing the shares of Common Stock are not then actually delivered.

10 LOSS OR DESTRUCTION OF DEBENTURE. The Company will execute and deliver a new debenture of like tenor and date upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture and (a) in the case of loss, theft, or destruction, of an indemnity by the Holder, (b) in case of any transfer, upon such terms as are satisfactory to the Company, or (c) in the case of mutilation, upon surrender and cancellation of this Debenture.

11 RESERVATION OF SHARES. The Company will reserve out of its authorized shares of Common Stock (and other securities in the event of an adjustment of the Conversion Price) a number of shares sufficient to enable it to comply with its obligation to issue shares of Common Stock (and other securities in the event of an adjustment of the Conversion Price) upon the conversion of this Debenture.

12    STATUS UNDER SECURITIES LAWS.

      12.1 No Registration. This Debenture has not been, and the securities issuable upon conversion hereof will not be, registered under the Securities Act of 1933 (the "1933 Act"), the Arizona Securities Act (the "Arizona Act") or the securities laws of any other jurisdiction. This Debenture, and such securities, must be held indefinitely without any transfer, sale, or other disposition unless
            (a) subsequently registered under the 1933 Act, the Arizona Act and the securities laws of any other applicable jurisdiction or (b) in the opinion of counsel acceptable to the Company, registration is not required under such Acts or laws.

      12.2 Legend. There will be endorsed on this Debenture, and on the certificates evidencing any securities issued upon the conversion of this Debenture, a legend substantially to the following effect:


                    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THIS COMPANY THAT REGISTRATION IS NOT REQUIRED."

      12.3 Restriction on Other Securities. Except in certain limited circumstances, the restrictions on the transfer of this Debenture will also apply to (a) securities issued upon conversion of this Debenture and (b) shares of capital stock or other securities issued or otherwise acquired on account of the Debenture (or securities issued upon conversion of the Debenture) including, without limitation, shares


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            and securities issued or acquired as a result of a stock dividend, stock split or exchange, or any distribution of shares or securities pursuant to any corporate reorganization, reclassification, or similar event.

      12.4 Refusal to Transfer. The Company may refuse to effect a transfer, sale or other disposition of this Debenture, or the shares issuable upon conversion, by the Holder or its successors or assigns otherwise than as expressly permitted by this Debenture.

13    MISCELLANEOUS.

      13.1 Purchase Agreement. This Debenture, and the indebtedness evidenced hereby, is issued and incurred subject to the terms of the Purchase Agreement between the Company and the original Holder, the terms and conditions of which are binding upon any subsequent Holder or transferee of this Debenture.

      13.2 Governing Law. This Debenture, and all questions relating to its validity, interpretation, performance, and enforcement is governed by and will be construed in accordance with the laws of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary.

      13.3 Binding Nature of Debenture. This Debenture is binding upon any successors and assigns of the Company and will inure to the benefit of the Holder and its successors and assigns, except that the Holder may not assign or transfer its rights under this Debenture otherwise than by gift or bequest, by operation of law, or as expressly permitted by this Debenture.

      13.4 Notices. All notices and other communications under this Debenture must be in writing and will be deemed given and received when delivered or five days after they are deposited in the United States mails, first class postage prepaid addressed as set forth in the Purchase Agreement. Either party may alter the person, office or address to which communications or copies are to be sent by giving notice.

      13.5 Amendment and Waivers. Neither this Agreement nor any of its terms may be changed, waived, discharged, or terminated except in a writing signed by the Company and by holders of more than 50% of the outstanding Restricted Securities (as that term is defined in the Purchase Agreement).

14 EXECUTION DATE. The Company has caused this Debenture to be duly executed on the date written above.


                                    ROCKFORD CORPORATION


                                    By:/s/
                                       ----------------------------------------
                                                      President

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                                    Attest:     /s/
                                           ------------------------------------
                                                      Secretary


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